UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

BioTime, Inc.

(Exact name of registrant as specified in its charter)

001-12830	California	94-3127919
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Atlantic Avenue, Suite 102, Alameda, California	94501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 521-3390

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

2012 Equity Incentive Plan

During April 2017, the Board of Directors of BioTime, Inc. (the “Company”) adopted, subject to shareholder approval, an amendment to the Company’s 2012 Equity Incentive Plan (the “Incentive Plan”). At the 2017 Annual Meeting of Shareholders of the Company, held on June 29, 2017 (the “Annual Meeting”), the Company’s shareholders voted on and approved the amendment to the Incentive Plan. The text of the amendment and a summary of the Incentive Plan are set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on May 1, 2017 (the “Proxy Statement”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 29, 2017, at the Annual Meeting, the following proposals were adopted by the margin indicated. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition of management’s solicitation. A total of 106,658,109 shares of the Company’s common stock were entitled to vote as of May 2, 2017, the record date for the Annual Meeting. There were 84,356,439 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on five (5) proposals. Set forth below are the matters acted upon by the shareholders, and the final voting results of each such proposal. The proposals are described in detail in the Company’s Proxy Statement.

(a) Proposal 1. Each of the nine (9) nominees for election to the Board of Directors was elected to hold office until the next Annual Meeting of Shareholders, and until their successors have been duly elected and qualified based upon the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Deborah Andrews	50,326,946	1,375,891	32,653,602
Neal C. Bradsher	49,965,448	1,737,389	32,653,602
Stephen C. Farrell	50,371,275	1,331,562	32,653,602
Alfred D. Kingsley	49,631,258	2,071,579	32,653,602
Aditya P. Mohanty	50,150,341	1,552,496	32,653,602
Michael H. Mulroy	50,346,148	1,356,689	32,653,602
Angus C. Russell	50,345,643	1,357,194	32,653,602
David Schlachet	50,653,569	1,049,268	32,653,602
Michael D. West	50,473,246	1,229,591	32,653,602

(b) Proposal 2. The selection of OUM & Co. LLP to act as our independent registered public accounting firm for the year ending December 31, 2017 was ratified based upon the following votes:

Votes for	83,202,623
Votes against	316,446
Abstentions	837,370

(b) Proposal 3. The amendment to the Company’s Incentive Plan was approved based upon the following votes:

Votes for	47,317,686
Votes against	3,527,739
Abstentions	857,412
Broker non-votes	32,653,602

(c) Proposal 4. The advisory vote on the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes for	48,623,878
Votes against	2,041,011
Abstentions	1,037,948
Broker non-votes	32,653,602

(f) Proposal 5. The votes, on a non-binding advisory basis, on the frequency of holding future advisory votes on executive compensation were as follows:

Votes for 1 year	47,758,798
Votes for 2 years	418,831
Votes for 3 years	2,590,453
Abstentions	934,755
Broker non-votes	32,653,602

Following the opening and closing of the polls with respect to the proposals above, we adjourned the Annual Meeting until July 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTime, Inc.

Date: July 5, 2017	/s/ Russell Skibsted
Russell Skibsted
Chief Financial Officer